Compañía Cervecerías Unidas S.A.

Exhibit 3: Segment Information - Second Quarter 2004

	Beer - Chile		Beer - Argentina		Soft Drinks & Min Water		Wine		Others
	2004	2003	2004	2003	2004	2003	2004	2003	2004	2003
OPERATING RESULTS
(all figures in Ch$ millions)
Revenues
Core products	27,296	25,067	7,905	5,753	23,944	23,062	21,014	21,747	3,242	1,327
Other products (*)	436	488	71	30	82	59	84	92	2,984	2,537
Total	27,732	25,555	7,976	5,783	24,026	23,121	21,097	21,839	6,226	3,864
% change	8.5%		37.9%		3.9%		-3.4%		61.1%

Cost of sales	(11,695)	(12,460)	(4,891)	(4,339)	(12,229)	(12,082)	(13,529)	(13,989)	(4,900)	(2,880)
% of sales	42.2%	48.8%	61.3%	75.0%	50.9%	52.3%	64.1%	64.1%	78.7%	74.5%

SG&A	(12,514)	(11,281)	(4,527)	(3,916)	(11,655)	(11,193)	(5,871)	(5,833)	(1,301)	(1,136)
% of sales	45.1%	44.1%	56.8%	67.7%	48.5%	48.4%	27.8%	26.7%	20.9%	29.4%

Operating profit	3,523	1,814	(1,442)	(2,471)	142	(154)	1,697	2,017	25	(153)
% change	94.3%		41.6%		NM		-15.9%		NM
% of sales	12.7%	7.1%	-18.1%	-42.7%	0.6%	-0.7%	8.0%	9.2%	0.4%	-3.9%

Depreciation	4,500	4,674	1,461	1,814	2,630	2,651	675	526	356	299
Amortization	243	205	103	121	35	36	97	144	3	2
EBITDA	8,266	6,693	122	(536)	2,808	2,533	2,470	2,687	385	149
% change	23.5%		NM		10.9%		-8.1%		157.6%
% of sales	29.8%	26.2%	1.5%	-9.3%	11.7%	11.0%	11.7%	12.3%	6.2%	3.9%
* The "Other products" line corresponds to intercompany sales in the "Other" segment.

	Beer - Chile		Beer - Argentina*		Soft Drinks & Min Water		Wine
	2004	2003	2004	2003	2004	2003	2004	2003
VOLUMES & PRICING
					Total**		Total
Volume (HLs)	646,740	632,388	353,465	326,474	867,851	840,354	278,281	312,083
% change	2.3%		8.3%		3.3%		-10.8%

					Soft Drinks		Chile - Domestic
					639,042	639,750	134,890	127,904
					-0.1%		5.5%
					Nectars		Chile Bottled Exports
					92,974	78,421	105,825	105,787
					18.6%		0.0%
					Mineral Water		Chile Bulk Exports
					135,835	122,182	25,697	10,090
					11.2%		154.7%

							Argentina
							11,869	68,302
							-82.6%
* Volumes include exports of 8,250 HL (6,702 HL to Chile) and 7,007 HL (5,277 HL to Chile) hectoliters in Q2'04 and Q2'03 respectively.
** In unit cases, sales from the soft drinks and mineral water segment totaled 15.3 million and 14.8 million in Q2'04 and Q2'03 respectively.

						Total		Total
Price (Ch$ / HL)	42,205	39,638	22,365	17,623	27,590	27,443	75,512	69,683
% change (real)	6.5%		26.9%		0.5%		8.4%

					Soft Drinks		Chile - Domestic
					26,662	26,629	50,674	46,148
					0.1%		9.8%
					Nectars		Chile Bottled Exports
					40,365	37,544	115,466	119,701
					7.5%		-3.5%
					Mineral Water		Chile Bulk Exports
					21,419	22,124	35,632	40,836
					-3.2%		-12.7%

							Argentina
							87,905	40,546
							116.8%